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                                     EXHIBIT 23.1

                           CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 7, 1997 included in Laboratory Specialists of America, Inc.'s Form 10-KSB for the year ended December 31, 1996 and in the Form SB-2 (No. 333-30997), as declared effective by the Commission on September 9, 1997 and to all references to our Firm included in this Registration Statement.

                                        /S/Arthur Andersen LLP


Oklahoma City, Oklahoma,
January 28, 1998